Exhibit 99.1

Investor Relations Contact:
Ken Lowe
Sigma Designs, Inc.
Tel: 408/957-9850
Fax: 408/957-9741
IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. RECEIVES NASDAQ LETTER

MILPITAS, Calif. — May 9, 2006 — Sigma Designs®, Inc. (Nasdaq: SIGM), a leader in digital media processors for consumer appliances, announced that, as expected, it received a Nasdaq Staff Determination on May 3, 2006 indicating that the Company failed to timely comply with the filing of its Form 10-K for the year ended January 28, 2006, as required by Marketplace Rule 4310 (c)(14), and that its securities were therefore subject to delisting from the Nasdaq National Market. The Company completed the filing of its Form 10-K on May 8, 2006 and received a letter from Nasdaq on May 9, 2006 terminating any further proceedings related to such matter.

For recent news and information about Sigma Designs, Inc., please see the link on our website at www.sigmadesigns.com/.

Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters set forth in this Form 8-K are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include the risks detailed from time to time in the Company’s periodic reports filed under the Exchange Act, including its annual report on Form 10-K and quarterly reports on Form 10-Q. The Company disclaims any intent or obligation to update or revise any forward-looking statements.

About Sigma Designs, Inc. Sigma Designs (Nasdaq: SIGM) specializes in silicon-based media processors for IPTV set-top boxes, digital media receivers, high definition DVD players, HDTV, and portable media players. The company’s award-winning REALmagic® Video Streaming Technology is used in a variety of consumer applications providing highly integrated solutions for high-quality decoding of H.264, WMV9, MPEG-4, MPEG-2 and MPEG-1. Headquartered in Milpitas, Calif., the company also has sales offices in China, Europe, Hong Kong, Japan, Korea and Taiwan. For more information, please visit the company’s web site at www.sigmadesigns.com/.REALmagic and Sigma Designs are registered trademarks of Sigma Designs. All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.